FIFTH AMENDMENT

TO FINANCING AGREEMENT

FIFTH AMENDMENT, dated as of September 6, 2019 (this “Amendment”), to the Financing Agreement, dated as of December 27, 2017 (as amended, supplemented, replaced or otherwise modified from time to time, the “Financing Agreement”), by and among Rhino Resource Partners LP, a Delaware limited partnership (the “Parent”), Rhino Energy LLC, a Delaware limited liability company (“Rhino”), each subsidiary of Rhino listed as a “Borrower” on the signature pages thereto (together with Rhino, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Borrowers, the Guarantors, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments.

(a) New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Blackjewel Acquisition” means the acquisition by Blackjewel SPV of certain assets from Blackjewel LLC.”

““Blackjewel SPV” means Jewell Valley Mining LLC, a Delaware limited liability company.”

““Fifth Amendment” means the Fifth Amendment to Financing Agreement, dated as of September 6, 2019, by and among the Agents, the Lenders party thereto and the Loan Parties.”

““Fifth Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 5 of the Fifth Amendment have been either satisfied or waived.”

(b) Existing Definitions.

(i) The definition of “Applicable Premium” in Section 1.01 of the Financing Agreement is hereby amended and restated its entirety to read as follows:

““Applicable Premium” means, as of the date of the occurrence of an Applicable Premium Trigger Event:

(a) during the period of time from and after the Effective Date up to and including December 31, 2021, an amount equal to the Make-Whole Amount; and

(b) thereafter, zero.”

(ii) The definition of “Collateral Coverage Amount” in Section 1.01 of the Financing Agreement is hereby amended and restated its entirety to read as follows:

““Collateral Coverage Amount” means, at any time, the difference between (a) the sum of (i) up to 70% of the value of the Net Amount of Eligible Accounts at such time minus the Dilution Reserve plus (ii) up to 90% of the Book Value of the Eligible Inventory at such time plus (iii) up to 100% of the aggregate amount of Qualified Cash plus (iv) up to 50% of the Market Value of Eligible Securities plus (v) 50% of the difference between (x) the Appraised Value of the Eligible Real Property and (y) the Depreciation Amount at such time plus (vi) 75% of the difference between (x) the Net Orderly Liquidation Value of Eligible Above Ground Equipment and (y) the Depreciation Amount at such time plus (vii) 65% of the difference between (x) the Net Orderly Liquidation Value of the Eligible Below Ground Equipment and (y) the Depreciation Amount at such time plus (viii) 65% of the difference between (x) the Net Orderly Liquidation Value of the Eligible Production Plant Components and (y) the Depreciation Amount at such time plus (ix) for a period of the earlier of (1) ninety (90) days after the Fifth Amendment Effective Date and (2) the date on which a Qualified Appraisal of the assets purchased by Blackjewel SPV pursuant to the Blackjewel Acquisition, an amount equal to $3,000,000 less the amounts of any amounts included in clauses (a)(i) through (a)(iii) above that are attributable to the assets owned by Blackjewel SPV and (b) such reserves (other than the Dilution Reserve) as the Origination Agent may deem appropriate in the exercise of its business judgment based upon the lending practices of the Origination Agent. Notwithstanding the foregoing, for purposes of calculating the Collateral Coverage Amount, at no time shall the amounts in clauses (a)(i) through (a)(viii) above exceed the Applicable Collateral Coverage Limit.”

(iii) The definition of “Final Maturity Date” in Section 1.01 of the Financing Agreement is hereby amended and restated its entirety to read as follows:

““Final Maturity Date” means December 27, 2022.”

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(iv) The definition of “Make-Whole Amount” in Section 1.01 of the Financing Agreement is hereby amended and restated its entirety to read as follows:

““Make-Whole Amount” means, as of any date of determination, an amount equal to the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the aggregate principal amount of the Term Loan paid on such date (or in the case of an Applicable Premium Trigger Event specified in clauses (b), (c), (d) or (e) of the definition thereof, the principal amount of the Term Loan outstanding on such date and the aggregate amount of the Unused Line Fee (assuming for purposes of calculating the Unused Line Fee that the Total Delayed Draw Term Loan Commitment is equal to the amount of the Total Delayed Draw Term Loan Commitment immediately prior to the occurrence of the Applicable Premium Trigger Event) which would have otherwise accrued) from the date of the occurrence of the Applicable Premium Trigger Event until December 31, 2021.”

(v) The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Financing Agreement is hereby amended and restated its entirety to read as follows:

““Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period minus Capital Expenditures-Maintenance made by such Person and its Subsidiaries during such period, to (b) the sum of (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period, plus (ii) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (iii) income taxes paid or payable by such Person and its Subsidiaries during such period plus (iv) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period, plus (v) all management, consulting, monitoring, and advisory fees paid by such Person or any of its Subsidiaries to any of its Affiliates during such period. Notwithstanding the foregoing, for the applicable periods ending December 31, 2019 and March 31, 2020, Blackjewel SPV shall be excluded for all purposes of calculating the Fixed Charge Coverage Ratio.”

(vi) The definition of “Permitted Disposition” in Section 1.01 of the Financing Agreement is hereby amended by (i) deleting the word “and” at the end of clause (g) therein; (ii) adding the word “and” at the end of clause (h) therein and (iii) adding the following new clause (i) therein to read as follows:

“(i) Disposition of all of the Equity Interests of Pennyrile Energy LLC or substantially all of the assets of Pennyrile Energy LLC for at least $10,000,000;”

(c) Excess Cash Flow. Section 2.05(c)(i) of the Financing Agreement is hereby amended by replacing the reference therein to “December 31, 2019” with “December 31, 2021”.

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(d) Dispositions. Section 2.05(c)(ii) of the Financing Agreement is hereby amended by adding the following new sentence at the end thereof to read as follows:

“Notwithstanding the foregoing, if the Permitted Disposition pursuant to clause (i) of the definition of Permitted Disposition is consummated within thirty (30) days after the Fifth Amendment Effective Date, the Borrowers shall prepay the principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the greater of (x) $3,000,000 and (y) (i) 25% of the first $10,000,000 of Net Cash Proceeds received in connection with such Permitted Disposition and (ii) 50% of Net Cash Proceeds in excess of $10,000,000 received in connection with such Permitted Disposition.”

(e) Fees. Section 2.06(f) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Lender Exit Fee. On the earliest of (w) the Final Maturity Date, (x) the Termination Date, (y) the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.01 of the Financing Agreement, including as a result of the commencement of an Insolvency Proceeding and (z) the date of any refinancing of the Term Loan under the Financing Agreement, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, a non-refundable exit fee (the “Lender Exit Fee”) in immediately available funds equal to 4.00% of the principal amount of the Term Loans made under the Financing Agreement, which Lender Exit Fee shall be deemed to be fully earned on the Fifth Amendment Effective Date.”

(f) Amendment and Consent Fees. Section 2.06 of the Financing Agreement is hereby amended by adding the following new clauses (g) and h therein to read as follows:

“(g) Fifth Amendment Fee. In connection with the consummation of the Fifth Amendment, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, an amendment fee in the amount of $825,000, which amendment fee shall be fully earned and due and payable in immediately available funds on the Fifth Amendment Effective Date.

(h) Pennyrile Consent Fee. In connection with the consummation of the Fifth Amendment and consent to the sale of Pennyrile Energy LLC, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, a consent fee in the amount of $1,000,000, which consent fee shall be fully earned on the Fifth Amendment Effective Date and due and payable in immediately available funds on the earlier of (i) the date the Permitted Disposition pursuant to clause (i) of the definition of Permitted Disposition is consummate and (ii) the three (3) month anniversary of the Fifth Amendment Effective Date.”

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(g) Capital Expenditures. Section 7.02(g)(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(g) Capital Expenditures. (i) Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries in any trailing twelve month period of the Parent and its Subsidiaries ending at the end of a fiscal quarter to exceed an amount equal to the product of (x) $5.00 times (y) the aggregate tonnage of coal extracted by the Parent and its Subsidiaries in such period. Notwithstanding the foregoing, for the first nine (9) months after the Fifth Amendment Effective Date, Blackjewel SPV will not make or commit or agree to make, or permit any other Loan Party to make or commit or agree to make on behalf of Blackjewel SPV, any Capital Expenditure (by purchase or Capitalized Lease) in excess of $5,000,000 in the aggregate during such nine (9) month period.”

(h) Fixed Charge Coverage Ratio. Section 7.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for any trailing nine month period of the Parent and its Subsidiaries ending at the end of each fiscal quarter, commencing with the period ending December 31, 2019, to be less than 1.20 to 1.00.”

3. Consent.

(a) Pursuant to the request by the Loan Parties, but subject to satisfaction of the conditions set forth in Section 5 hereof, and in reliance upon (A) the representations and warranties of Loan Parties set forth herein and in the Financing Agreement and (B) the agreements of the Loan Parties set forth herein, the Origination Agent hereby consents to the making of a Term Loan in the amount of $5,000,000 on the Fifth Amendment Effective Date.

(b) The consent in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows :

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Fifth Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Fifth Amendment Effective Date, after giving effect to this Amendment (including the consent set forth in Section 3 hereof), as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Fifth Amendment Effective Date, after giving effect to this Amendment (including the consent set forth in Section 3 hereof), or would result from this Amendment becoming effective in accordance with its terms.

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(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute this Amendment and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated hereby and by the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(c) Authorization; Etc. The execution, delivery and performance of this Amendment by the Loan Parties, and the performance of the Financing Agreement, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document or any other Permitted Lien) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral that were made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

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5. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner reasonably satisfactory to the Origination Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied or waived being herein called the “Fifth Amendment Effective Date”):

(a) The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and the Required Lenders.

(b) The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Fifth Amendment Effective Date, after giving effect to this Amendment (including the consent set forth in Section 3 hereof), as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(c) No Default or Event of Default shall have occurred and be continuing on the Fifth Amendment Effective Date, after giving effect to this Amendment (including the consent set forth in Section 3 hereof), or result from this Amendment becoming effective in accordance with its terms.

(d) The Borrowers shall have paid on or before the Fifth Amendment Effective Date all fees, costs and expenses then payable pursuant to Section 2.06 and Section 12.04, including, without limitation, the reasonable fees and expenses of (i) Schulte Roth & Zabel LLP, counsel to the Origination Agent and (ii) Holland & Knight LLP, counsel to Administrative Agent.

(e) The Borrowers shall have delivered a Notice of Borrowing to Administrative Agent at least one day prior to the Fifth Amendment Effective Date.

6. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fifth Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended or modified by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

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7. Release. Each Loan Party hereby acknowledges and agrees that, on the Fifth Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Fifth Amendment Effective Date against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each Agent and each Lender has, prior to the Fifth Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Fifth Amendment Effective Date to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and each Loan Party agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Fifth Amendment Effective Date would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Fifth Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Fifth Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Fifth Amendment Effective Date related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Fifth Amendment Effective Date.

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As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action arising on or prior to the Fifth Amendment Effective Date and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that to the extent permitted under applicable law, the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees and agents, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of the Released Parties above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) the Released Parties on the basis of any claim released, remised and discharged by such Person pursuant to this Section 7. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees and agents, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by the Released Parties as a result of such violation.

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Each Lender hereby acknowledges and agrees that, on the Fifth Amendment Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Fifth Amendment Effective Date against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC or CB Agent Services LLC (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Financing Agreement and the other Loan Documents and (b) each of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates has, prior to the Fifth Amendment Effective Date, properly performed and satisfied in a timely manner all of its obligations prior to the Fifth Amendment Effective Date to such Lender and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates wish (and each Lender agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Fifth Amendment Effective Date would give rise to any claim by any Lender against Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and their respective Affiliates under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Lender (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Lender Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Colbeck/Cortland Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Fifth Amendment Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Lender Releasor has heretofore had or now or hereafter can, shall or may have against any Colbeck/Cortland Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Fifth Amendment Effective Date and arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction on or prior to the Fifth Amendment Effective Date related or attendant thereto, or the agreements of Cortland Capital Market Services LLC, Colbeck Capital Management, LLC, CB Agent Services LLC or any of their respective Affiliates contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Fifth Amendment Effective Date.

As to each and every claim released hereunder, each Lender hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Lender also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

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8. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) The Borrowers will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders party to this Amendment in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders party to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

RHINO ENERGY LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

RHINO EXPLORATION LLC
RHINO TECHNOLOGIES LLC
SPRINGDALE LAND LLC
CAM MINING LLC
MCCLANE CANYON MINING LLC
HOPEDALE MINING LLC
CAM-OHIO REAL ESTATE LLC
CAM-KENTUCKY REAL ESTATE LLC
CAM-COLORADO LLC
TAYLORVILLE MINING LLC
LEESVILLE LAND LLC
CAM AIRCRAFT LLC
CASTLE VALLEY MINING LLC
PENNYRILE ENERGY LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

GUARANTORS:

RHINO RESOURCE PARTNERS LP

By: Rhino GP LLC, its general partner

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

RHINO TRUCKING LLC
RHINO SERVICES LLC
RHINO OILFIELD SERVICES LLC
TRIAD ROOF SUPPORT SYSTEMS LLC
RHINO COALFIELD SERVICES LLC
RHINO NORTHERN HOLDINGS LLC
CAM-BB LLC
CAM COAL TRADING LLC
JEWELL VALLEY MINING LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	President & CEO

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

ORIGINATION AGENT:

CB AGENT SERVICES LLC

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Partner & COO

LENDER:

COLBECK STRATEGIC LENDING MASTER, L.P.

By:	Colbeck Capital Management, LLC, its investment manager

By:	/s/ Baabur Khondker
Name:	Baabur Khondker
Title:	Chief Financial Officer

LENDER:

CION INVESTMENT CORPORATION

By:	/s/ Gregg A. Bresner, CFA
Name:	Gregg A. Bresner, CFA
Title:	President & Chief Investment Officer

LENDER:

33RD STREET FUNDING, LLC

By:	/s/ Gregg A. Bresner, CFA
Name:	Gregg A. Bresner, CFA
Title:	President & Chief Investment Officer